Exhibit 99.1
GANNETT v. GOOGLE
 FREQUENTLY ASKED QUESTIONS

Q:  What is this lawsuit about?
A:
Gannett’s lawsuit seeks to restore competition in a digital advertising marketplace that Google has badly broken. Online digital advertising is now a $200 billion business in the United States, representing nearly an 8-fold increase since 2009. Yet newspapers’ advertising revenue has declined by 70% during that same time.

News publishers do not see the growing ad spending because Google unlawfully has acquired and now maintains monopolies for the tools that publishers and advertisers use to buy and sell online ad space. Those ad-tech tools include:

•	the software publishers use to sell their ad inventory; and
•	the dominant exchange where millions of ad slots are sold in auctions every day.

Because of its unlawful monopolization, Google controls the “shelf space” on publishers’ pages where ads appear. It exploits that control to defeat competition from rival exchanges.
The lack of competition for publishers’ ad space depresses prices and reduces the amount and quality of news content available to readers. Only Google ends up ahead because it controls a growing share of the shrinking ad space that remains.

Q:  Why has Gannett filed this lawsuit?
A:
U.S. news, and particularly local news, have been substantially harmed by Google’s misconduct. As readers have moved online, publications have adapted, increasing their digital offerings to meet their audience on the web. The demand for news journalism remains strong.  Yet news publishers are suffering. Nationwide, 20% of newspapers have closed, and the circulation of daily newspapers has decreased by more than 40%. For Gannett, daily circulation for its largest publications was down 20% between 2020 and 2021 alone. That leaves millions of Americans without a substantial local news presence to report on local issues and encourage civic engagement. We cannot afford to lose high-quality journalism in an increasingly polarized country.

Gannett filed this lawsuit to restore competition for publishers’ advertising space across the internet, which will encourage investment in newsrooms and news content throughout the country. Gannett’s firm belief is that a robust, competitive marketplace will compensate the content creators that invest in journalists, editors, photographers, and many others to produce important news content.

A functioning market wouldn’t reward middlemen like Google with the exorbitant margins it enjoys today. In 2022 alone, Google made $30 billion from the sale of ad space on publishers’ webpages. That was six times the digital advertising revenue of all news publishers, combined.

Q:  How much money does Gannett expect to win in damages?
A:
Gannett is the largest news publisher in the United States. Google has manipulated virtually every auction for ad space on a Gannett page. That means Google has interfered with billions of dollars in revenue over billions of ad auctions. Thanks to important work done by the Department of Justice and 34 State Attorney Generals, we know, in part, how some of Google’s auction manipulations work. It will take substantial discovery in the case fully to understand Google’s misconduct and the damage it has caused Gannett.

We anticipate very substantial damages even before the automatic trebling provided by U.S. antitrust law. That is because this is not a case simply about Google charging high fees. Google’s ad-tech fees are too high and unlawful, but additionally, Google has sophisticated algorithms that depress the prices that Gannett has been able to achieve for its inventory. The Texas and DOJ complaints, for example, allege that Google auction manipulations depressed prices by 50% or more in many cases. Those estimations come directly from Google documents, when Google was studying how badly it was harming publishers.

Q:  Beyond damages, is there an outcome Gannett would like to see?
A:	Gannett is seeking equitable relief to restore competition in digital advertising.

Q:  How much is this lawsuit going to cost?
A:	Gannett does not expect the lawsuit to be a material cost to Gannett. In addition, U.S. antitrust law allows a plaintiff to recover litigation costs and attorneys’ fees from defendant monopolists.

Q:  Who is Gannett’s legal counsel and what expertise do they have?
A:
Kellogg Hansen, a recognized antitrust law firm in the U.S. is representing Gannett. At the trial level, Kellogg Hansen secured both the largest and second largest antitrust verdicts and successfully defended those verdicts on appeal. See Conwood v. U.S. Tobacco (affirming the largest judgment collected under U.S. antitrust laws, $1.3 billion after Supreme Court declined review, in a Section 2 monopolization case similar to Gannett’s case); In re Urethane Antitrust Litigation (affirming $1.2 billion price-fixing verdict).

Q:  Why does Gannett expect this lawsuit to succeed?
A:
It is unprecedented that a bipartisan coalition of 34 States and the Department of Justice have filed two actions against a defendant for unlawful monopoly conduct. That has happened only because the claims against Google are strong. Importantly, the States and DOJ filed their cases after years of pre-litigation investigation. Unlike most litigants, that means they got to see the evidence before they even filed their case. So, we know from the get-go that the allegations in this case are well founded. Google’s conduct is also categorically unlawful. Because Google controls the sale of Gannett’s ad inventory, they know what competitors are bidding for the ad space on pages across the Gannett network. Google abuses its control and unique insight in two related ways. First, it either prohibits rival exchanges from bidding or interferes with their auctions so they return less competitive prices. Second, Google engages in insider trading – it looks at all the bids and then bids a penny higher. That means Google can get the most valuable ad slots at bargain prices. That is bid rigging, plain and simple. U.S. law has condemned that kind of conduct for many years. What’s unique is that Google is so powerful that it can rig market prices on its own -- further underscoring the importance of this case.

Q:  What happens if DOJ loses?
A:
This is a solid case based on years of discovery and decades of tested legal theories. Regardless of what happens with DOJ’s case, the remaining plaintiffs will continue to have the opportunity to prove up their cases. Recently, the Judicial Panel on Multidistrict Litigation ordered that the Texas action can return to a Texas federal court, where the case started out in late 2020. Additionally, the remaining private plaintiffs will have the opportunity to pursue their cases based on their own discovery. Given that the New York plaintiffs have nine extra months of fact discovery, they have a good opportunity to develop the record beyond what DOJ will be able to develop.

Q:  Why has Gannett filed this lawsuit now?
A:
In light of the government actions against Google, the severity of Google’s misconduct, and the degree of harm to Gannett, the company couldn’t wait any longer to ensure the business interest and that of the consumer are fully protected.

Now is an appropriate time to enter the litigation. Substantial discovery work already has concluded between other plaintiffs and Google, which Gannett will be able to access. By the same token, there is a year left of the discovery period in New York, and much more work must be done as the plaintiffs continue to develop their case. Filing now gives us an opportunity to get up to speed quickly while also preserving a runway for further discovery in the case.

The DOJ case is also another very important factor. That case is going to trial next year. Getting involved now allows Gannett to develop its case based on common and additional discovery with enough lead time before DOJ succeeds at trial and establishes liability. Having a firm grasp on the case by then will greatly assist Gannett as it prepares its case for damages afterward.

Q:  Does filing this lawsuit create any risk in any of our businesses (primarily DMS)?
A:	Our filing this lawsuit seeks to restore competition, which will be good for our business.

Q:  When do you expect the litigation to conclude?
A:
Timing of litigation is hard to predict. Here, fortunately, Gannett is joining a case already in discovery and related to a DOJ case heading to trial next year. We anticipate this case to move more quickly than a case normally would take if it were just being filed.

Q:  What impact will this lawsuit have on advertisers?
A:
A more competitive online advertising marketplace will benefit publishers, advertisers, and readers. Our complaint alleges, among other anticompetitive and deceptive acts, that Google runs secret algorithms that charge advertisers artificially high prices and pay publishers artificially low prices, while Google keeps an outsized margin the middle. Publishers and advertisers are also harmed by Google’s inflated fees. And, finally, proper investment in publishers’ content creates more opportunities for readers to get high-quality journalism, and more opportunities for advertisers to present ads to a growing and diverse audience of more engaged readers.

Forward-Looking Statements

Certain statements in these Frequently Asked Questions are or may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s action against Google, the purpose and reason for the action, any anticipated damages related to the action, the costs to the Company related to the action, the outcome of the action, the risks placed upon the Company in connection with the action, and the timing of the action. Forward-looking statements can generally be identified by words such as “anticipate,” “believe,”  “develop,” “expect,” “opportunity,” “pursue,” “seek,” “will,” and similar expressions. These statements are based on management’s current views and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements, including the uncertainty of the outcome of the action against Google and any damages or amounts received in connection with the action, if any, and the uncertainty of the costs associated with and timing of litigation, in general. For a discussion of some of the additional risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. There is no guarantee that any of the events anticipated by the Company’s forward-looking statements will occur. Except to the extent required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

As of June 20, 2023